UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2024

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.875% Notes due 2025	PPG 25A	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
2.750% Notes due 2029	PPG 29A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
PPG Industries, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) on April 18, 2024. At the 2024 Annual Meeting, the Company’s shareholders approved a proposal to amend the Company’s Articles of Incorporation to provide shareholders with the right to call a special meeting (the “Special Meeting Proposal”) and approved a proposal to amend the Company’s Articles of Incorporation to provide for the exculpation of officers of the Company (the “Officer Exculpation Proposal”), as further described under Item 5.07 below.

As a result of the shareholders’ approval of the Special Meeting Proposal and the Officer Exculpation Proposal, effective April 19, 2024, the Company amended its Articles of Incorporation as follows:

•Article Fifth, Section 5.5 was amended to provide that a special meeting of shareholders may be called by shareholders entitled to cast 25% or more of the votes that all shareholders would be entitled to cast at the meeting; and

•Article Ninth was added to the Articles of Incorporation to provide that to the fullest extent of the laws of the Commonwealth of Pennsylvania, as in effect on January 4, 2023, or as thereafter amended, permit the elimination or limitation of the liability of officers, no officer of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as an officer, other than in the case of any breach of performance of duty or any failure of performance of duty by any officer occurring prior to April 19, 2024.

The foregoing summaries of the amendments to the Articles of Incorporation do not purport to be complete and are qualified in their entirety by reference to the Articles of Amendment to the Restated Articles of Incorporation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At its 2024 Annual Meeting, the shareholders of the Company voted on the following matters:

1.    The four nominees for director were elected to serve in a class whose term expires in 2025 as follows:

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael W. Lamach	161,941,276	20,068,667	436,913	20,620,360
Martin H. Richenhagen	176,015,628	6,144,985	286,247	20,620,356
Christopher N. Roberts III	181,445,999	658,972	341,891	20,620,354
Catherine R. Smith	170,591,236	11,539,723	315,895	20,620,362
The following continuing directors did not stand for re-election at the 2024 Annual Meeting: Melanie L. Healey, Gary R. Heminger, Timothy M. Knavish, Kathleen A. Ligocki, Michael T. Nally and Guillermo Novo. Pursuant to Article Sixth, Section 6.1(b) of the Articles of Incorporation, all directors of the Company will stand for re-election at the Company’s 2025 annual meeting.

2.    The proposal to approve the compensation of the Company’s named executive officers on an advisory basis was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
174,536,881	7,254,137	655,836	20,620,362
3.    The proposal to amend the Company’s Articles of Incorporation to provide shareholders with the right to call a special meeting was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
181,255,165	845,195	346,499	20,620,357
4.    The proposal to amend the Company’s Articles of Incorporation to provide for the exculpation of officers of the Company was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
155,227,516	26,633,075	586,258	20,620,367
5.    The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024 was approved as follows:

Votes For	Votes Against	Votes Abstained
200,445,264	2,266,051	355,901
There were no broker non-votes with respect to this matter.
As of the record date of the 2024 Annual Meeting, 235,361,146 shares of common stock were issued and outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number	Description
3.1	Articles of Amendment to the Restated Articles of Incorporation of PPG Industries, Inc., effective April 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 23, 2024	By:	/s/ Timothy M. Knavish
Timothy M. Knavish
Chairman and Chief Executive Officer